Q3 2026 EARNINGS November 5, 2026

Q3'26 EARNINGS | Presentation Disclosures This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our strategic plans and partnerships, launch of new product lines, expected sales trends, expected tariff refunds and anticipated financial results, including without limitation, our full year 2026 guidance. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: impacts from economic downturns; changes in the retail industry and markets for our consumer products; risks associated with our international operations, including risk related to tariffs and trade restrictions; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended; our ability to execute our business strategy; our ability to manage our inventories and growth; our ability to identify or complete any strategic alternative transaction; our dependence on content development and creation by third parties; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; fluctuations in our gross margin and seasonal impacts; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; risk resulting from our e-commerce business and social media presence; our ability to successfully operate our information systems and implement new technology; our ability to secure additional financing on favorable terms or at all; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; including the Tax Receivable Agreement ("TRA") which confers certain benefits upon the parties to the TRA ("TRA Parties") that will not benefit Class A common stockholders to the same extent as it will benefit the TRA Parties; and volatility in the price of our Class A common stock. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2026 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation. Any such forward-looking statements represent management’s estimates as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this presentation. 2

Q3'26 EARNINGS | Table of Contents 3 Executive Summary Financial Summary Strategic Progress Appendix 4 6 11 19 Harry Potter Marauder’s Map Series

Q3'26 EARNINGS | Executive Summary 3’26 EARNINGS | 4 The Real Ghostbusters - Louis Tully & Grundel 1/12 Scale Figure Set - Timed Edition

Q3'26 EARNINGS | Executive Summary Sales Growth Drivers in Q3 2026 ▪ Net sales +3% exceeded expectation ▪ Year-over-year growth was driven by Core Collectibles +5% and Europe +12%, offset by Loungefly -10% due to SKU rationalization Profitability ▪ Gross margin was 45.2% compared to 40.2% in Q3 2025, thanks to lower tariffs, lower minimum guaranteed royalties, and adjustments to the royalty audit accrual ▪ Net income was $7.5 million, or $0.13 per diluted share, compared to $0.9 million, or $0.02 per diluted share, in Q3 2025 ▪ Adjusted EBITDA1 exceeded guidance, with adjusted EBITDA1 margin improving 270 basis points year-over-year, from 9.7% to 12.4% Balance Sheet ▪ Inventory down 8% year-over-year ▪ Total debt reduced by $29 million year-to-date, including $5 million in Q3 Outlook ▪ Reiterating 2026 net sales guidance of flat to up 3% year-over-year ▪ Reiterating adjusted EBITDA1 outlook of $100 million - $110 million, which includes a $25.4 million benefit from the recognition of expected tariff refunds and the release of accrued tariffs recognized in Q2 2026 5 1 Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. For a reconciliation of adjusted EBITDA and adjusted EBITDA margin to the corresponding U.S. GAAP measure, please see Appendix.

Q4 EARNINGS | 2025 Financial Summary Q3’26 EARNINGS | 6 X-Men: The Animated Series - Jean Grey 1/6 Scale Figure - Limited Edition

Q3'26 Results vs Guidance

	Guidance	Actual		Commentary
Net sales	Approximately flat YoY compared to Q3 2025	Q3 sales ($258M) were **UP 3%**	✓	Sales growth driven by Core collectibles, notably in International markets. Loungefly sales were down 10% but benefited from increased SKU productivity.
Gross margin	~43% to 44%	**45%**	✓	Gross margin above expectation, thanks in part to lower than expected freight and shipping costs as well as favorable reserve adjustments.
Adj. EBITDA[1]	$25M to $30M	**$32M**	✓	Beat to guidance, driven by the net sales beat, gross margin performance, and ongoing SG&A discipline.

[1] Adjusted EBITDA and adjusted EBITDA margin % are non-GAAP measures. For a reconciliation of adjusted EBITDA and adjusted EBITDA margin to the corresponding U.S. GAAP measure, please see Appendix.

Q3'26 EARNINGS | 7

Q3'26 Net Sales Bridge


$250.9M
$9.7M
+4.8%
−9.8%
($4.4M)
$2.2M
+37.0%
$258.3M
+3.0%
Q3-2025
Core Collectibles
Loungefly
Other Sales
Q3-2026

Core Collectibles: Net sales related to Core Collectibles increased $9.7M, led by Standard Pop!, Mystery Mini, and Advent Calendar launch timing.

Loungefly: Net sales declined 9.8% despite an approximately 50% reduction in SKUs impacting Q3, reflecting ongoing improved assortment productivity and strong performance from exclusives.

Other: Net sales increase driven by timing of Mondo shipments, partially offset by discontinued Digital NFT sales.

Q3'26 EARNINGS | 8

Q3'26 EARNINGS | Q3’26 Top 10 Properties 9 34% of Q3 Net Sales 1. 2. 3. 4. 5. 6. 7. 8. 9. 10.

Q3'26 EARNINGS | 2026 Outlook 10 Full-Year Outlook Commentary on Full-Year Outlook Net sales (vs. LY) Flat to up 3% Reiterating net sales guidance of flat to up 3%. Core Collectibles sales are expected to grow at a high-single-digit rate, partially offset by a double-digit decline in Loungefly sales, reflecting a strategic reduction in SKU count and an assortment prioritizing products with stronger consumer demand and higher return potential. Gross margin 46%-47% Reiterating 46% to 47%. Note, full year outlook includes the $25.4 million Q2 tariff-related benefit. Adj. EBITDA1 $100M-$110M Reiterating Adj. EBITDA of $100M-$110M. Note, full year outlook includes the $25.4 million Q2 tariff-related benefit. 1 Adjusted EBITDA is a non-GAAP measure. A reconciliation of adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the fourth quarter of 2026 the company expects equity-based compensation of approximately $4 million, depreciation and amortization of approximately $14 million and interest expense of approximately $5 million. For the full year 2026, the company expects equity-based compensation of approximately $12 million, depreciation and amortization of approximately $60 million and interest expense of approximately $20 million, each of which is a reconciling item to net income. See “Use of Non-GAAP Financial Measures” and the attached reconciliations for more information.

Strategic Progress Q3’26 EARNINGS | 11 A Court of Thorns and Roses Ramiel Mountain Mini Backpack

Q3'26 EARNINGS | MAKE CULTURE POP! HIGHLIGHTS Connecting cultural sensing, repeatable product creation and disciplined channel execution to improve growth quality and returns. CULTURE GENERATES DEMAND Sense demand earlier • Rapid-response releases • New fandoms • Cultural moments CREATIVITY GIVES IT FORM Build repeatable platforms • Extend proven formats • Create new collecting behaviors OPERATE SMARTER TO GROW PROFITABLY Focused assortments | Responsive supply chain | Data-led decisions | World-class talent 12 COMMERCE PUTS IT IN FANS' HANDS Scale productive channels • Retail • DTC • International • Experiences

Q3'26 EARNINGS | 13 Culture moves fast, and we want Funko where the energy is. At ComplexCon, we partnered with music headliner Ken Carson on an ultra-limited Hyper Strike release that put us right in the middle of that cultural moment. Ken is one of the artists shaping the next generation of hip-hop and a passionate fan base that spans music, fashion and street culture. The response showed what can happen when we pair the right talent with the right product at exactly the right moment. KEN CARSON HYPER STRIKE CULTURE GENERATES DEMAND COMPLEXCON

Q3'26 EARNINGS | 14 Some of the world’s most passionate fandoms are built on the page. A Court of Thorns and Roses has become a cultural phenomenon, with BookTok helping fuel demand for the series and propel romantasy into the mainstream. Bringing ACOTAR to the Loungefly audience and to Pop! form allows Funko to meet that demand with something tangible and collectible, while introducing us to a highly engaged audience we have only begun to reach. CULTURE GENERATES DEMAND A COURT OF THORNS AND ROSES NEW FANDOM

Q3'26 EARNINGS | 15 CREATIVITY GIVES IT FORM POP!250 celebrates 250 years of American culture through one-of-one collectibles spanning generations, from founding figures like Benjamin Franklin and George Washington to icons like Babe Ruth, Jackie Robinson and Tina Turner. We partnered with Goldin, one of the leading names in high-end collectibles, to bring these pieces to auction and reach some of the most passionate collectors in the world. The response was incredible, with our one-of-one Babe Ruth Pop! selling for approximately $26,000 POP! 250 Reimagining the Collectible

Q3'26 EARNINGS | 16 COMMERCE PUTS IT IN FANS’ HANDS Our new experience at FAO Schwarz brings product discovery and Pop! Yourself together inside one of the world’s most iconic toy stores. We are also giving fans another reason to visit with Funko and Loungefly exclusives available only in New York City, making the store a true destination for collectors. Fans can discover something they cannot get anywhere else, create something personal and leave with a collectible connected to the experience. FAO SCHWARZ Expanding Fan Discovery

Q3'26 EARNINGS | 17 COMMERCE PUTS IT IN FANS’ HANDS D23 Expo Loungefly D23 2026 established Loungefly Pier as an immersive fan destination, welcoming more than 9,500 guests and generating strong influencer and media buzz. The experience translated into meaningful impact, delivering 8.59M in social reach and sales above expectations. Momentum extended well beyond the event itself, with Princess-led content overperforming and keeping fans engaged and the conversation going after D23.

Q3'26 EARNINGS | 18 MAKE CULTURE POP! COMES TO LIFE AT NEW YORK COMIC-CON New York Comic-Con is Make Culture Pop! in action. Fans come together around the characters, stories and communities they love, and Funko gives them another way to celebrate that passion. Exclusives and new product discovery create excitement on the show floor, but the opportunity extends well beyond the convention. Through Funko.com, our retail partners and our flagship stores, we can take the energy of NYCC and bring it to fans everywhere. It is our strategy coming together in one place: culture creates demand, creativity gives it form and commerce puts it in fans’ hands.

Q4 EARNINGS | 2025 Appendix Q3’26 EARNINGS | 19

Q3'26 EARNINGS | Reconciliation of Non-GAAP Financial Metrics 20 Three Months Ended September 30, 2026 2025 (In thousands, except per share data) Net income (loss) attributable to Funko, Inc. $ 7,483 $ 901 Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1) 33 47 Equity-based compensation (2) 2,570 2,529 Acquisition costs and other expenses (3) — 1,029 Foreign currency transaction loss (gain) (4) 894 (1,442) Tax receivable agreement liability adjustments (5) — — Third-party debt amendment fees (6) 20 — Income tax (benefit) expense (7) (1,778) 155 Adjusted net income (loss) $ 9,222 $ 3,219 Adjusted net income (loss) margin (8) 3.6% 1.3%

Q3'26 EARNINGS | Reconciliation of Non-GAAP Financial Metrics cont'd 21 Three Months Ended September 30, 2026 2025 (amounts in thousands) Net income (loss) $ 7,516 $ 948 Interest expense, net 4,819 5,611 Income tax expense 1,296 1,228 Depreciation and amortization 15,026 14,529 EBITDA $ 28,657 $ 22,316 Adjustments: Equity-based compensation (2) 2,570 2,529 Acquisition costs and other expenses (3) — 1,029 Foreign currency transaction loss (gain) (4) 894 (1,442) Tax receivable agreement liability adjustments (5) — — Third-party debt amendment fees (6) 20 — Adjusted EBITDA $ 32,141 $ 24,432 Adjusted EBITDA margin (9) 12.4% 9.7%

Q3'26 EARNINGS | Reconciliation of Non-GAAP Financial Metrics cont'd 22 (1) Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests. (2) Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards. (4) Represents both unrealized and realized foreign currency losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts. (5) Represents recognized adjustments to the tax receivable agreement liability. (6) Represents non-recurring third-party debt fees paid as part of the Fifth Amendment to the Credit Agreement. (7) Represents the income tax expense effect of the above adjustments, including adding back the valuation allowance to the net income (loss). This adjustment uses an effective tax rate of 25% for all periods presented. (8) Adjusted net income (loss) margin is calculated as adjusted net income (loss) as a percentage of net sales. (9) Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of net sales. (3) Represents charges related to fair market value adjustments for certain assets held for sale.